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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 11, 2005

                           ALLIS-CHALMERS ENERGY INC.
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                               1-2199
(STATE OR OTHER JURISDICTION                            (COMMISSION FILE NUMBER)
      OF INCORPORATION)

                                   39-0126090
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange ct (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On July 11, 2005, the Company entered into a new $55 million bank credit facility with Royal Bank of Canada, as administrative agent and collateral agent. The new credit facility consists of a $13 million revolving credit facility, an $18 million term loan facility and $24 million term loan facility all of which mature July 11, 2007. The facility bears interest at a floating rate. The Company's new credit facility replaced the principal debt facilities of the Company and its subsidiaries, provided funds for the two acquisitions described in Item 1.01(b), (c) and 2.01 this Form 8-K and will provide additional funds for general corporate purposes. The new credit facility is secured by all assets of the Company and its subsidiaries.

(b) The Company and its subsidiary, Mountain Compressed Air, Inc. ("MCA") on July 11, 2005, acquired the 45% equity interest in AirComp L.L.C. owned by M-I L.L.C. for $7,110,000 in cash and a $4,000,000 subordinated note bearing interest at 5% of annum. The cash proceeds were provided by the Company's new credit facility described in Item 1.01(a) above of this Form 8-K. In addition, the Company also acquired from M-I L.L.C. the promissory note of AirComp L.L.C. in the aggregate principal amount of $4,818,000 plus accrued interest. As a result of the acquisition of M-I's equity interest, the Company will own 100% of the equity interests of AirComp L.L.C. The subordinated note issued to M-I requires quarterly interest payments and the principal amount is due October 9, 2007. The Company also agreed to allow M-I to convert the subordinated note into common stock of the Company at market value (up to a maximum of 700,000 shares of common stock) and to register the resale of such shares in the Company's next registration statement of common stock (not including the Company's Registration Statement on Form S-1 filed on June 24, 2005).

(c) On July 11, 2005, the Company's subsidiary AirComp L.L.C. (see Item 1.01(b) above) acquired the equipment of W. T. Enterprises, Inc. d/b/a Lone Star Air Service ("Lone Star") for $6,000,000 in cash. The funds required to complete the purchase were provided by the new credit facility described above. The equipment of Lone Star includes 22 compressors, 9 boosters, 8 mist pumps and several vehicles. The owner of Lone Star, William M. Watts, entered into a 2 year employment contract with AirComp and will work in the West Texas compressed air drilling market.



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ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

(a) The Company and its subsidiary, Mountain Compressed Air, Inc. ("MCA") entered into a Purchase Agreement on July 11, 2005, pursuant to which the Company acquired the 45% equity interest of M-I L.L.C. in AirComp L.L.C., the Company's 55% owned subsidiary. The acquisition of M-I's equity interest gives the Company 100% of the equity of AirComp L.L.C. The purchase price for M-I's interest was $7,110,000 cash and a note from the Company in the aggregate principal amount of $4,000,000 due October 9, 2007, with interest payable quarterly. The Company also agreed to allow M-I to convert its promissory note into common stock of the Company at market value (up to a maximum of 700,000 shares of common stock) and to register the resale of such shares in the Company's next registration statement of common stock (not including the Company's Registration Statement on Form S-1 filed on June 24, 2005).

(b) AirComp L.L.C. entered into an Asset Purchase Agreement on July 11, 2005 with W. T. Enterprises, Inc. d/b/a Lone Star Air Service ("Lone Star") and acquired all the equipment of Lone Star for $6,000,000. The equipment of Lone Star includes 22 compressors, 9 boosters, 8 mist pumps and several vehicles. The owner of Lone Star, William M. Watts, entered into a 2 year employment agreement with AirComp and will work in the West Texas compressed air drilling market.


ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

In July 11, 2005, we replaced our credit agreement and AirComp's credit agreement with new credit facilities. Our new senior secured credit facility consists of the following:

    o A $13.0 million revolving line of credit. Borrowings are limited to 85% of eligible accounts receivables and 50% of eligible inventory (up to a maximum of $2.0 million of borrowings based on inventory). This facility will be used to finance working capital requirements and other general corporate purposes, including the issuance of standby letters of credit.

    o    An $18.0 million term loan.

    o    A $24.0 million.

We borrowed $4.3 million against the facilities to refinance our existing credit facility and the AirComp facility, to fund the acquisition of M-I's interest in AirComp and the air drilling assets of Lone Star, as described in Item 2.01, and to pay transaction costs. Approximately $12 million remains available under the revolving line of credit.

The credit facilities will mature in July 2007. Amounts outstanding under the term loan facility in July 2006 will be required to be repaid in monthly principal payments based on a 48 month repayment schedule with the remaining balance due at maturity. Additionally, during the second year, we will be required to prepay the remaining balance of the term loans by 75% of excess cash flow, if any, after debt service and capital expenditures. The interest rate payable on borrowings are based on a margin over the London Interbank Offered Rate, referred to as LIBOR, or the prime rate and we would pay a 0.5% fee on the undrawn portion of the facilities. The margin over LIBOR will increase by 1.0% in the second year. The credit facilities are secured by substantially all of our assets and contain customary events of default and financial covenants, including limitation on our ability to incur additional indebtedness, make capital expenditures, pay dividends or make other distributions, create liens, and sell assets.


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SECTION 3 - SECURITIES AND TRADING MARKET

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES.

As described in Item 1.01, on July 11, 2005, the Company issued to M-I a $4,000,000 subordinated note convertible into up to 700,000 shares of common stock of the registrant at a conversion price equal to the market value of the common stock at the time of conversion. The note was issued as partial consideration for the purchase of M-I's interest in AirComp and the transfer by M-I to the Company of a subordinated note issued by AirComp in the principal amount of $4,818,000, plus accrued interest. The Company also agreed to register the resale of the shares issued upon exercise of the note in connection with any registration statement filed by the Company with the Securities and Exchange Commission in the future. The transaction was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Bruce Sauers was appointed as the Company's Vice President and Controller, effective July 11, 2005. Mr. Sauers will act as the Company's chief accounting officer. Mr. Sauers was Controller of Blast Energy Inc. from January 2005 until July 2005. From June 2004 to January 2005 Mr. Sauers worked as a financial and accounting consultant. >From July 2003 to June 2004 Mr. Sauers was Controller at HMT Inc., an oilfield repair company. From February 2003 to July 2003 he was assistant controller at TODCO, Inc., an offshore drilling contractor. From August 2002 to January 2003 he acted as a consultant on SEC accounting and financial matters. From December 2001 to June 2002 he was corporate controller at OSCA, Inc. an oilfield service company. Prior to December 2001 he was corporate controller at UTI Energy Corp., a land drilling contractor. Mr. Sauers is a certified public accountant and has worked as an accountant for approximately 20 years.

Todd C. Seward was appointed as the Company's Vice President - Corporate Systems, effective July 11, 2005. Mr. Seward formerly served as Chief Accounting Officer. Mr. Seward will remain an executive officer of the Company.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The Company will file the financial statements required by this item in regards to the matters in Item 2.01 of this Form 8-K not later than 71 calendar days after the initial report on Form 8-K was required to be filed. The Company's financial statements already include all financial statements regarding AirComp L.L.C., as it has historically been consolidated by the Company.

(b) Pro Forma Financial Information. The Company will file pro forma financial information statements required by this item in regards to matters in Item 2.01 of this Form 8-K not later than 71 calendar days after the initial report on Form 8-K was required to be filed.

(c) Exhibits. The following documents are filed as exhibits to the Form 8-K:

10.41 Credit Agreement dated July 11, 2005 with Royal Bank of Canada, as administrative agent, with the notes attached thereto as exhibits and form of the Pledge and Security Agreement.

10.42 Purchase Agreement dated July 11, 2005 among the Company, Mountain Compressed Air, Inc. and M-I L.L.C.

10.43 Asset Purchase Agreement dated July 11, 2005 between AirComp L.L.C., W. T. Enterprises, Inc. and William M. Watts.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ALLIS-CHALMERS ENERGY INC.

                                                    /S/ VICTOR M. PEREZ
                                                    ---------------------------
                                                    BY: VICTOR M. PEREZ
                                                    CHIEF FINANCIAL OFFICER

DATE: JULY 15, 2005


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                                  EXHIBIT INDEX

10.41 Credit Agreement dated July 11, 2005 with Royal Bank of Canada, as administrative agent, with the notes attached thereto as exhibits and form of the Pledge and Security Agreement.

10.42 Purchase Agreement dated July 11, 2005 among the Company, Mountain Compressed Air, Inc. and M-I L.L.C.

10.43 Asset Purchase Agreement dated July 11, 2005 between AirComp L.L.C., W. T. Enterprises, Inc. and William M. Watts.